UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2004

 CONCORDE CAREER COLLEGES, INC.
(Exact name of registrant as specified in its charter)

Delaware - (State or Other Jurisdiction of Incorporation)

Commission File No. 0-16992         IRS Employer Identification Number - 43-1440321

5800 Foxridge, Suite 500, Mission, Kansas , 66202
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:     (913) 831-9977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 4, 2004, Concorde Career Colleges, Inc. (the "Company") announced that Dean Brownhill has been named to the position of Vice President of Campus Operations.

Mr. Brownhill, age 50, was previously employed by Corinthian Colleges, Inc., a post-secondary education company, from August 1999 to September 2004. Mr. Brownhill served as a campus president for one year before being promoted to regional vice president of operations for the remaining four years.
Mr. Brownhill will have an annual salary of $155,000, will be eligible for a bonus based upon 1% of pre-tax profit, and will receive a stock option to purchase 50,000 shares of the Company's common stock.
A copy of the press release issued by the Company on Monday, October 4, 2004 is attached herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this document.

99.1	Press release of Concorde Career Colleges, Inc., issued October 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORDE CAREER COLLEGES, INC.
DATED: October 4, 2004
By:
Jack L. Brozman, Chief Executive Officer
By:
Paul R. Gardner, Chief Financial Officer